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                                                                   Exhibit 10.2
                                AFFILIATION AGREEMENT

       This AFFILIATION AGREEMENT (this "Agreement") is entered into as of the 1st day of January, 1999, between JAMtv Corporation, a Delaware corporation ("JAMtv"), and Source Enterprises, Inc., a Delaware corporation ("SEI").

                                      RECITALS:

       A. SEI and JAMtv desire to enter into the agreements described herein providing for the use of the Source Content (including the content of THE SOURCE magazine) for and in connection with the development of THE SOURCE website at the Source URL. Capitalized terms used in this Agreement have the meanings ascribed to them in Section 1 below.

       B. Subject to the satisfaction of the conditions precedent set forth herein and subject to the other terms and conditions set forth in this Agreement and the other JAMtv/Source Agreements:

       (i) JAMtv and SEI will commence the creation and operation of the Source Website and the integration of Source Content into the JAMtv Music Hub in accordance with the Launch Schedule;

       (ii) JAMtv will provide the JAMtv Hosting Services and present the Source Content on the Source Website;

       (iii) SEI will deliver the Source Content to JAMtv and grant or cause the grant of the SEI Licenses to JAMtv;

       (iv) SEI will provide certain advertising and promotion services and opportunities to JAMtv in connection with THE SOURCE magazine, as well as access to certain promotional programs, as appropriate;

       (v) JAMtv will be responsible for paying the License Fees and certain shared Net Revenues to SEI and for delivering a Warrant to SEI which provides for the purchase of certain shares of common stock of JAMtv; and

       (vi) from and after the Launch Date, among other things, the Source URL will point to the Source Website hosted by JAMtv.

       NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein by this reference), the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAMtv and SEI hereby agree as follows:

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       1.     DEFINED TERMS.  As used in this Agreement, the following
capitalized terms shall have the meanings set forth below unless otherwise defined herein. Each use herein of "including" shall mean a reference to "including, without limitation," and shall not be exclusive. All of the JAMtv/Source Agreements referenced below are of even date herewith unless otherwise expressly dated below.

              "Archival Source Content" means the archival and historical Source Content or derivatives thereof which are or will be digitized, formatted, modified, recorded, or otherwise manipulated or stored by JAMtv to render such Source Content suitable for use with the Source Website in accordance with Section 2.

              "Confidential Information" means the trade secrets or other information of a confidential nature of a party hereto, including, without limitation, such information, arising from such party's business, customers, or Proprietary Rights, and whether or not owned by such party or held in confidence by such party under an obligation of confidentiality with a third party.

              "Default" means a default by a party under this Agreement or the other JAMtv/Source Agreements as specified in Section 19.

               "Interactive Network" means the Internet, the World Wide Web, and any other similar interactive electronic means of distribution or transmission now or hereafter known, including such other distribution channels and means as the parties may agree from time to time hereafter and including specifically those means listed and/or described in Schedule 4.

              "Initial Term" means the initial two (2) year term of this Agreement specified in paragraph (a) of Section 18.

              "JAMtv Competitor" means any person or entity that offers, aggregates, and/or distributes (for sale or otherwise) on the Interactive Network content, the principal or substantial focus of which is about or relating to music or musicians, including, without limitation, text, images, video, and audio (including, without limitation, music used in synchronization or timed relation with visual displays), including without limitation, Launch, mtv.com, SonicNet, Cdnow, N2K, Amazon, Spinner, and UBL.

              "JAMtv Content" means (exclusive of JAMtv's rights in the Source Content, if any, and/or arising under this Agreement) all of JAMtv's: (a) copyrights, whether or not registered, registrations thereof, applications for registration thereof, and all secondary and subsidiary rights therein, (b) service marks, trademarks, trade dress, registrations thereof, and applications for registration thereof, together with the goodwill symbolized thereby and connected

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       therewith, (c) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video recordings, copyrightable subject matter, works of authorship, trade secrets (including without limitation customer and vendor lists), and other proprietary rights,
       (d) publication rights, display rights, attribution rights, integrity rights, performance rights, mechanical rights, approval rights, and moral rights associated with the foregoing, (e) all renewals, extensions, continuations, derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing, (f) all publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and (g) all rights corresponding to the foregoing throughout the world; all of the foregoing which any of JAMtv or its employees, consultants or representatives has created or may hereafter create, has licensed or may hereafter license, or has acquired or may hereafter acquire, in any form and on any medium now known or hereafter developed, whether tangible, printed, recorded, digitized, fixed, stored, electronic, or otherwise embodied.

              "JAMtv Hosting Services" means the services provided by JAMtv in accordance with Section 2.

              "JAMtv-Tunes Music Hub" means the interactive multimedia site(s) on the Interactive Network currently hosted by JAMtv at the JAMtv or Tunes URL or any other location or site on the Interactive Network through which JAMtv places, broadcasts, downloads, transmits, or distributes JAMtv Content (or, after the Launch Date, any Source Content pursuant hereto), together with any affiliated radio station sites, participating venue sites, and all other partnership, syndication, affiliation or distribution sites receiving content from JAMtv on the Interactive Network.

              "JAMtv URL" means the uniform resource locator http://www.jamtv.com and any and all related URLs identifying related web pages within such web site (e.g., http://www.jamtv.com/sections/home/text/) (hereinafter
       "Extensions"). "Tunes URL" means the uniform resource locator http://www.tunes.com and any and all Extensions thereof.

              "JAMtv/Source Agreements" means, collectively, this
       Agreement, the Warrant, and the other agreements, documents, and instruments executed or delivered in connection therewith.

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              "Launch Date" means the later of the completion date of the initial complete integration of the Source Content into the Source Website, as mutually accepted by JAMtv and SEI, and the date all of the basic pages constituting the Source Website become available to and accessible by the general public at the Source URL.

              "Launch Schedule" means the tasks to be performed by JAMtv and SEI to commence and consummate the integration of the Source Trademarks and the Source Content into the Source Website and the time line therefor, as such tasks and time line are more particularly described in Section 2 and on SCHEDULE 1.

              "License Fees" means the license fees payable by JAMtv in accordance with paragraphs (a), (b), (c), and (d) of Section 8.

              "Net Revenue" means total gross cash receipts, and the cash value of payments in kind and/or barter, if any, for sales of site advertising or sponsorships and/or for onsite product or service advertising or promotion directly attributable to or arising by reason of the Source Website or the net receipts from any sublicensee of Source Content actually received by JAMtv which, in each case, shall require the consent of SEI, less the following amounts:

                            (i) a sales commission of fifteen
                     percent (15%) to be shared equally by JAMtv and SEI regardless of which JAMtv or SEI sales representative made any sale;

                            (ii) any currency exchange fees
                     incurred by JAMtv with respect to invoiced amounts other than in United States dollars;

                            (iii) a reserve for amounts that
                     cannot be repatriated to the United States because of currency control or similar laws, less any amounts previously reserved against release from such controls; and

                            (iv) legal fees and disbursements paid
                     by JAMtv to outside counsel in connection with obtaining, maintaining, and enforcing Proprietary Rights for the Source Content (to the extent that JAMtv is expressly authorized by SEI to do so hereunder) in accordance with this Agreement, and any and all amounts paid by JAMtv (A) as damages for infringement by any part of the Source Content (or the use of such content for its intended purpose) of a third party's Proprietary Rights or (B) in settlement with SEI's consent

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                     of allegations of such infringement or (C) as a
                     license fee with respect to any such Proprietary Rights.

       In determining Net Revenues, amounts invoiced or received by JAMtv in foreign currencies will be deemed converted into United States dollars at the average exchange rates used by JAMtv in its financial statements for the month of invoice or receipt, as appropriate. In determining Net Revenues, barter and in-kind remuneration shall not be accepted, except as any such arrangements shall be approved in advance by JAMtv and SEI. Any deductions applicable to Net Revenues may be taken by JAMtv in the reporting period in which such deduction is paid or incurred in accordance with JAMtv's customary accounting procedures. Any unused deductions from a given period may be carried over to subsequent reporting periods.

       The parties hereby acknowledge that Net Revenues do not include any proceeds of sale of Source Merchandise or other non-music merchandise sold on the Source Website and any revenue derived by a party through the Noncompeting Source Website.

              "Net Revenue Payments" means the percentages of Net Revenue which are payable by JAMtv under paragraphs (a) and (b) of Section 9.

              "Mandatory Renewal Term" means the three (3) year renewal term of this Agreement arising upon a Trigger Event as specified in paragraph (b) of Section 18.

              "Network Icon" means a printed icon or logo of type, style, and design to be mutually agreed upon between the parties for placement in the sole discretion of SEI at certain designated locations in THE SOURCE magazine which will refer to related supplementary materials and multimedia assets available on the Source Website in accordance with Section 7.

              "Noncompeting Source Website" means a website at a uniform resource locator other than the Source URL where SEI (either alone or in conjunction with others except a JAMtv Competitor) may place, broadcast, download, transmit, or distribute third party content (or limited Source Content as provided below) provided that such website: (i) does not contain non-Source Content the principal or substantial focus of which is about or relating to music or musicians unless SEI receives the prior consent of JAMtv to the use of such non-Source Content which consent shall not be unreasonably withheld or delayed; and (ii) does not contain any Source Content the principal or substantial focus of which is about or relating to music other than headlines, teasers, links to the Source Website, and other limited content, in each case where a principal purpose of the use of such Source

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       Content shall be to drive and/or direct additional traffic to the
       Source Website. In connection with paragraph (i) above, failure by JAMtv to expressly approve or disapprove of such arrangement within ten (10) business days of JAMtv's receipt from SEI of a written request for approval of such arrangement shall be deemed acceptance by JAMtv of such arrangement.

               "Optional Renewal Term" means any renewal term of this Agreement other than a Mandatory Renewal Term.

              "Proprietary Rights" means any copyright, trademark, trade name, trade dress, service mark, domain name, invention, discovery, patent, patent applications, trade secret, rights of publicity, and any other proprietary interests, including but not limited to rights in assets such as HTML and/or VRML code, CGI and/or Perl scripts, JavaScript code and Java code or applets and tools or techniques developed, page designs, layouts, graphic images, and/or styles, and page and/or form templates developed.

              "Qualified Public Offering" means a primary or secondary sale of shares of common stock of JAMtv to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, which shall be consummated where the aggregate net proceeds to JAMtv (after deducting underwriting discounts and commissions and expenses of the offering) from the offering of the shares of common stock so registered are at least $10,000,000.

              "Qualified Private Offering" means a private offering of equity securities of JAMtv, which shall be consummated after the date hereof where the aggregate net proceeds to JAMtv (after deducting expenses of the offering) from the offering of such securities are at least $15,000,000.

              "Renewal Term" means the Mandatory Renewal Term or any Optional Renewal Term.

              "Source Content" means all of THE SOURCE magazine's (and such of SEI's as SEI shall designate) (a) copyrights, whether or not registered, registrations thereof, applications for registration thereof, and all secondary and subsidiary rights therein, (b) the Source URL, service marks, trademarks, trade dress, registrations thereof, and applications for registration thereof, together with the goodwill symbolized thereby and connected therewith, (c) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video

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       recordings, copyrightable subject matter, works of authorship, and other proprietary rights, (d) publication rights, display rights, attribution rights, integrity rights, performance rights, mechanical rights, approval rights, and moral rights associated with the foregoing, (e) renewals, extensions, continuations, derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing, (f) publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and
       (g) rights of THE SOURCE Magazine corresponding to the foregoing throughout the world; in any form and on any medium now known or hereafter developed, whether tangible, printed, recorded, digitized, fixed, stored, electronic, or otherwise embodied; including, without limitation, but subject to Third Party Restrictions, if any, the content of THE SOURCE magazine and the rights of SEI described on
       SCHEDULE 2 hereto.

              "Source Merchandise" means merchandise (including without limitation books, magazine back issues, compact disks, and clothing) incorporating, embodying or displaying Source Content or Source Trademarks or not displaying Source Content or Source Trademarks but sold on the Source Website

              "Source Trademarks" means the Source URL and the trademarks, service marks, and logos listed on SCHEDULE 3 hereto.

              "Source URL" means the uniform resource locator
       'http://www.thesource.com' and any and all Extensions thereof.

              "Source Website" means the website at the Source URL (and at any JAMtv interactive multimedia site available on the Interactive Network, including, without limitation, the JAMtv-Tunes Music Hub, featuring primarily Source Content with the consent of SEI) and on which JAMtv shall after the Launch Date, pursuant hereto, place, broadcast, download, transmit, or distribute Source Content with the consent of SEI (and JAMtv Content pursuant hereto), as updated, modified, or supplemented from time to time.

              "SEI Licenses" means the licenses and rights granted to JAMtv pursuant to this Agreement.

              "Term" means the Initial Term or any Renewal Term.

              "THE SOURCE magazine" means a reference to THE SOURCE magazine.

              "Third Party Restrictions" means the rights of, if any, and/or restrictions imposed by, third parties on SEI's and/or THE SOURCE Magazine's rights in Source Content, as such restrictions are more particularly described in paragraph (b) of Section 4.

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              "Trigger Event" means either a Qualified Public Offering or a Qualified Private Offering occurring before the expiration or termination of the Initial Term or any Renewal Term.

              "URL" means UNIFORM RESOURCE LOCATOR, the global address of documents and other resources on the World Wide Web.

              "Warrant" means that certain Warrant, initially for 75,000 shares of common stock of JAMtv, issued by JAMtv to SEI.

       2. JAMTV HOSTING SERVICES. JAMtv will install and host, at no cost to SEI, the Source Website on JAMtv's Internet servers in Chicago (or elsewhere). In accordance therewith, JAMtv will: (a) integrate existing and future Source Content into the Source Website as consented to by SEI from time to time which the parties deem appropriate for use on the Source Website; and
(b) maintain, support and further develop the Source Website. JAMtv may, at any time, in its sole discretion after the Launch Date, change, expand, alter or redesignate the physical server(s) for the Source Website as well as their physical locations in order to enhance, optimize, simplify, consolidate or otherwise integrate the performance and other operating characteristics of all of the sites on the Interactive Network which collectively constitute the JAMtv-Tunes Music Hub so long as such changes do not adversely impact or reflect on the Source Content, SEI ,THE SOURCE magazine or the Source Website. JAMtv will use commercially reasonable good faith efforts to ensure that JAMtv Hosting Services and the Source Website will be maintained, operated, supported and developed consistent with this Agreement and the development of the Source Website to date. JAMtv will use commercially reasonable good faith efforts to maintain the JAMtv Hosting Services and the Source Website in its present status as a technically state-of-the-art website.

       3. SOURCE CONTENT. In accordance with and subject to the following terms and the terms more particularly described on SCHEDULE 2 attached hereto, SEI will develop, create, acquire, deliver, and make available to JAMtv to the extent not prohibited by Third Party Restrictions, the Source Content at no cost to JAMtv other than as expressly provided in this Agreement.

              (a) ACCESS AND DELIVERY. SEI shall provide JAMtv, at reasonable times and from time to time, access to the Source Content in order to access, copy, duplicate, digitize, retrieve, and utilize the Source Content. SEI shall provide JAMtv with reasonable assistance and technical support pursuant thereto including, without limitation, provision and shipping to JAMtv of recordings, CDs or other copies of the Source Content or transmission thereof by electronic, satellite, Internet, or telecommunications means to JAMtv. JAMtv will have access to new Source Content which is to be published in THE SOURCE magazine within ten (10) days after the earlier of: the initial mailing of subscription copies

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       of or the initial distribution to newsstands of the issue of THE
       SOURCE magazine in which such Source Content is to appear. SEI will also provide to JAMtv, at no cost, access to and appropriate copies of statistics, charts, lists, sales figures, and other data contained in THE SOURCE magazine for use on the Source Website.

              (b) FORM. Where practicable, SEI will provide JAMtv with (1) electronic, CD, or digital copies of Source Content in server ready format (except for Archival Source Content which may be provided or delivered in whatever form it is presently available) and (2) color copies, of typeset quality, of all trademarks, service marks, design logos, and artwork comprising Source Content.

              (c)    ACQUISITION AND CREATION OF SOURCE CONTENT.   SEI
       will in good faith use commercially reasonable efforts to develop, create, and acquire additional Source Content upon terms consistent with the scope of the SEI Licenses granted hereunder for use on the Source Website. SEI will also assist JAMtv in identifying, soliciting and contracting with writers and other talent which the parties believe can make substantial contributions to the content on the Source Website. SEI will assist JAMtv in developing new sections, areas, features, and other elements for the Source Website including, without limitation, weekly events, photography, trivia, games and quizzes, personals and polls online, celebrity chats, music critics round tables, and gossip columns. In addition, SEI and THE SOURCE magazine staff will assist JAMtv in developing, with major third party Internet businesses (such as Yahoo, Excite, Lycos, GeoCities, Infoseek, Microsoft Corporation, America Online, and Netscape), new brand opportunities, products and services for items such as branded Source Website webcasts for Yahoo, branded Source Website interviews, and branded Source Website online celebrity chats. As between SEI and JAMtv, all material acquired and/or created for inclusion as Source Content for use on the Source Website (except JAMtv Content) shall be owned solely by and deemed assigned to SEI and may be used by SEI so long as it conforms to the license grant restrictions set forth in Section 4 and Section 5 and its exclusivity obligations under Section 11) without payment of any kind.

              (d) SOURCE STAFFING. SEI will maintain and make available a staff sufficient in its sole discretion throughout the Term to meet its content production responsibilities under this Agreement. SEI will permit appropriate senior members of THE SOURCE magazine staff to visit JAMtv offices in Chicago on a regular basis to plan and coordinate the activities of the parties in providing the content for the Source Website and will provide one or more work spaces in the SEI offices in New York to be used from time to time by JAMtv personnel in connection with their visits to New York for similar coordination and planning meetings.

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       4.     CONTENT LICENSE.

              (a) GRANT. Subject to the Third Party Restrictions and SEI's approval in each case, SEI hereby grants to JAMtv for the Term only (as same may be modified, extended or shortened pursuant hereto) an exclusive, irrevocable, paid-up and royalty-free (except for the License Fees hereunder) worldwide right and license to use and commercially exploit the Source Content (including without limitation through the reproduction, translation, printing, adaptation, combination, modification, reformatting, publishing, alteration, digitizing, capturing, editing, cropping, combination, synchronization, exhibition, performance, display, download, broadcast, transmission, and retransmission thereof in any form and through any medium now known or later developed) in connection with the Source Website, and the design, operation, distribution, display, transmission, marketing, advertising, and promotion thereof.

              (b) THIRD PARTY RESTRICTIONS. JAMtv acknowledges that SEI does not possess all of the Proprietary Rights necessary to provide and license certain Source Content for use on the Source Website because certain Source Content is subject to Third Party Restrictions. SEI will provide JAMtv with copies of documentation, if any, setting forth any Third Party Restrictions known to SEI or will disclose to JAMtv the nature, duration, scope, and other material terms of any Third Party Restrictions in reasonable detail. SEI's failure to provide such documentation shall not negate the existence or impact or applicability of any Third Party Restrictions. SEI shall have no obligation to obtain all necessary rights to use such Source Content in connection with the Source Website unless it does so in the ordinary course of business in connection with THE SOURCE magazine.

       5.     TRADEMARK LICENSE.

              (a) GRANT. Subject to the terms and conditions of this Agreement, and SEI's approval in each case, SEI hereby grants to JAMtv for the Term only (as same may be modified, extended or shortened pursuant hereto) an exclusive, irrevocable, paid-up and royalty-free (except for the License Fees hereunder) right and license to use the Source Trademarks and the Source URL in connection with the Source Website, and the design, operation, distribution, display, transmission, marketing, advertising, and promotion thereof.

              (b) QUALITY CONTROL. SEI shall have the right to exercise quality control over the Source Content and the Source Trademarks and JAMtv's use of the Source Content and Source Trademarks to that degree necessary, in the reasonable opinion of SEI, to maintain the validity and enforceability of the Source Trademarks and to protect the goodwill associated therewith and the

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       intellectual property and other rights of third parties, if any. JAMtv shall, in its design, operation, distribution, display, transmission, marketing, advertising and promotion of the Source Website, adhere to such reasonable standards and specifications as shall be provided by SEI to JAMtv from time to time.

              (c) TRADEMARK USAGE. JAMtv shall use the Source Content and Source Trademarks in accordance with sound trademark, trade name usage, and other intellectual property and related principles and in material compliance with all applicable laws and regulations of the United States or other applicable jurisdictions, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of the Source Trademarks. JAMtv shall use, in connection with the Source Trademarks, all legends, notices and markings as reasonably requested by SEI. Any use by JAMtv of Source Content and Source Trademarks shall be approved in final form by SEI. Failure by SEI to expressly approve JAMtv's use of Source Content and Source Trademarks within ten (10) business days of SEI's receipt from JAMtv of a request for approval of such proposed usage of Source Content and Source Trademarks shall be deemed acceptance by SEI of such usage.

              (d) CONFORMANCE WITH STANDARDS. JAMtv shall submit to SEI representative samples of all publicly distributed advertising materials using the Source Trademarks and/or the Source Content prior to their initial distribution. Within ten (10) business days of SEI's receipt of the aforementioned representative samples, SEI may disapprove such representative samples for reasonable cause or basis. Failure by SEI to disapprove such representative samples within ten (10) business days of SEI's receipt of them shall be deemed approval by SEI. Such advertising materials, Source Trademarks and Source Content included on the Source Website shall reasonably conform to the standards and specifications provided to JAMtv by SEI, which shall not be more onerous than the standards of quality associated with THE SOURCE magazine from time to time.

              (e) COOPERATION. JAMtv shall comply with such other reasonable requests as are made by SEI to enable SEI to assure the quality of any materials on the Source Website bearing any Source Trademark. JAMtv agrees that it shall cooperate with SEI to avoid likely confusion or conflict arising out of SEI's or any other licensee's simultaneous use of the Source Trademarks or Source Content in connection with other products or services outside of the Interactive Network.

              (f) SOURCE URL. Subject to the licenses granted hereunder, SEI shall at all times own the Source URL.

       6.     ALLOCATION OF CREATIVE AND EDITORIAL CONTROL.

              (a) SEI. SEI shall have creative, editorial and quality control over all content of the Source Website which shall be subject to the final review and edit of the management of THE SOURCE magazine. Without limiting the foregoing, the initial layout and design of the Source Website site (as of the Launch
       Date) and any subsequent changes thereto shall be subject to the artistic approval of SEI which shall not be unreasonably withheld.

              (b) JAMTV. Except as set forth in paragraph (a) above, JAMtv shall have editorial and creative control over such JAMtv Content, if any, contained in the Source Website subject to SEI's right to review and approve such JAMtv Content. JAMtv may use the JAMtv trademarks in conjunction with the Source Trademarks and/or Source Content to whatever extent JAMtv desires so long as such use does not create a likelihood of confusion, association or sponsorship as to the primary identity and branding of the Source Website as being associated with THE SOURCE magazine. In this context, the good faith determination of SEI shall be binding and determinative. JAMtv may, in its sole discretion, at any time, subject to SEI's review and express approval add, modify, change, delete, substitute or reschedule in whole or in part from time to time any and all aspects of the JAMtv Content.

       7.     PROMOTION AND ADVERTISING.

              (a) In accordance with and in consideration of the terms more particularly described on SCHEDULE 4 attached hereto, SEI will in good faith promote the Source Website, and the programming contained thereon. Such promotion duties shall include the preparation and inclusion in no less than nine (9) issues of THE SOURCE magazine each year of such partial or full page ads promoting the Source Website and events occurring in connection therewith as SEI may in good faith determine are appropriate and commercially reasonable which shall be written and edited by SEI, as more fully described on SCHEDULE 4 attached hereto. SEI will produce advertising copy for any commercial messages SEI proposes to use to promote the foregoing. Subject to any time constraints, SEI shall endeavor to submit proposed advertisements and other promotional materials for the Source Website to JAMtv for inspection, provided that SEI will have the final right of approval with respect thereto.

              (b) SEI shall place an explanation of the Network Icon and examples of the Network Icon in each issue of THE SOURCE magazine, in a manner designed to encourage readers to access the Source Website. A Network Icon shall be placed at such location(s) in the magazine as SEI elects in its sole discretion.

              (c) JAMtv and SEI shall cooperate in good faith to jointly develop promotions in the field, on the Source Website and in THE SOURCE magazine, which are designed to increase the visibility, prominence, awareness and popularity of the Source Website so as to increase traffic and attract advertisers to the Source Website.

              (d) JAMtv and SEI shall cooperate and participate in the following types of marketing promotions and co-marketing opportunities: (i) online promotions; (ii) press releases and public announcements (subject to paragraph (g) of Section 13); and
       (iii) reasonable inclusion in the other party's booths, presentations, presences, and promotions at trade shows, conferences, conventions, in print and on radio and/or television, and in marketing materials and advertising campaigns.

              (e) SEI shall place on the index/home page of any Noncompeting Source Website a link or button above-the-fold pointing directly to the Source Website.

              (f) The services provided by THE SOURCE magazine staff in connection with the advertising and promotional services of SEI described in the preceding paragraphs of this Section shall be without charge to JAMtv.

       8. LICENSE FEES. In consideration for the SEI Licenses and the obligations of SEI under this Agreement and the other JAMtv/Source Agreements, provided no Default by SEI exists, JAMtv will pay the License Fees (subject to recoupment under Section 9) to SEI as follows.

              (a) YEAR ONE. JAMtv will pay $72,000 to SEI for the nine month period commencing on April 1, 1999 and ending on December 31, 1999, which shall be payable in nine (9) equal monthly installments of $8,000 each on the last day of each calendar month.

              (b) YEAR TWO. JAMtv will pay $120,000 to SEI for the one year period commencing on January 1, 2000 and ending on December 31, 2000, which shall be payable in twelve (12) equal monthly installments of $10,000 each on the last day of each calendar month.

              (c) LICENSE FEES FOR OPTIONAL RENEWAL TERM. If there shall be any Optional Renewal Term, JAMtv will pay $144,000 to SEI for each one year period thereof commencing on January 1st of each such year and ending on December 31st of each such year, which shall be payable in twelve (12) equal monthly installments of $12,000 each on the last day of each calendar month.

              (d) LICENSE FEES FOR A MANDATORY RENEWAL TERM. If there shall be any Mandatory Renewal Term, JAMtv will pay $144,000 to SEI for each one year period thereof commencing on January 1st of each such year and ending on December 31st of each such year, which shall be payable in twelve (12) equal monthly installments of $12,000 each on the last day of each calendar month.

       9.     ADVERTISING AND SUBLICENSING REVENUE.

              (a) ADVERTISING. JAMtv shall pay SEI seventy percent (70%) of the Net Revenue of JAMtv derived from advertisements, product or service promotion and/or sponsorships obtained by, directed by, or otherwise placed on pages of the Source Website.

              (b) SUBLICENSING. JAMtv shall pay SEI seventy percent (70%) of the Net Revenue of JAMtv derived from the sublicensing of Source Content conditioned upon SEI's express consent in each case to third parties where expressly permitted by SEI

              (c)    PAYMENT SCHEDULE AND RECOUPMENT.

                     (1)    SCHEDULE AND REALIZATION.  The Net
              Revenue Payments will be payable (i) in increments as realized within a one calendar month period and
              (ii) within thirty (30) days after the end of such calendar month. Net Revenue with respect to any Net Revenue Payment will be realized when actually received by JAMtv. Any deductions applicable to Net Revenues may be taken by JAMtv in the reporting period in which such deduction is paid in accordance with JAMtv's customary accounting procedures. Any unused deductions from a given period may be carried over to subsequent reporting periods.

                     (2)    RECOUPMENT AND CARRY OVER.  JAMtv's
              payments of License Fees shall be credited, amortized, and recouped against JAMtv's obligation to pay Net Revenue Payments under this Section. Accordingly, one hundred percent (100%) of the Net Revenues shall first be applied to permit JAMtv to recoup one hundred percent (100%) of the License Fees actually paid by JAMtv to SEI and only after full recoupment of such License Fees shall JAMtv be obligated to make Net Revenue Payments to SEI. Within any given one year period ending on any anniversary date hereof, any unused recoupment amounts against Net Revenue Payments from a given calendar month may be carried over to any subsequent calendar month.

       10. TAXES. Each party shall be responsible for any sales, use or other tax assessed in connection with the services performed, licenses granted, or programming made available by such party hereunder.

       11. EXCLUSIVITY. JAMtv shall, during the Term hereof, be the exclusive provider of Source Content on the Interactive Network and SEI shall not use and shall not license, grant any right to use, sublicense, or otherwise transfer any right, title or interest in or to the Source Content to any other person or entity for use in connection with the Interactive Network or in the design, operation, distribution, display, transmission, marketing, advertising, or promotion of goods and services thereon. Notwithstanding the foregoing, (i) Source magazine advertisers may be given permission to place headlines, teasers and links to the Source Website on their own websites so long as a primary purpose or effect of such links, etc. is to drive additional traffic to the Source Website and (ii) nothing herein contained shall limit SEI's rights and/or the rights of any affiliate of the Source which is not a JAMtv Competitor: (A) to operate a Noncompeting Source Website, (B) subject to the limitations set forth in this Agreement, to use the Source Trademarks or Source Content on a Noncompeting Source Website, (C) to earn revenue from a Noncompeting Source Website so long as such revenue is not derived from any JAMtv Competitor without the need for the prior consent of JAMtv or (D) to operate and to earn revenue (either alone or in conjunction with others except a JAMtv Competitor) as an internet service provider, e-mail provider, or portal on the Interactive Network provided that its presence on the Interactive Network in such capacity is as a Noncompeting Source Website. Failure by JAMtv to expressly approve or disapprove of any arrangement within ten (10) business days of JAMtv's receipt from SEI of a written request for approval of such arrangement shall be deemed acceptance by JAMtv of such arrangement. SEI and JAMtv acknowledge that from time to time SEI may be requested by third parties to enter into certain promotion, marketing, licensing, and/or advertising opportunities, which would propose to use certain of the Source Content on the Interactive Network or certain of the features or functionality of the Source Website on the Interactive Network, and SEI acknowledges that, in accordance with its exclusivity obligations under this Section, SEI is prohibited from entering into such third party opportunities without the written consent of JAMtv which shall not be unreasonably withheld or delayed. Use of The Source name alone (e.g. "as advertised in The Source") shall not violate the foregoing exclusivity provisions. In addition, references on third party Source advertiser websites to promotions, events, contests, etc. which are being created by the advertiser and THE SOURCE will not violate the foregoing exclusivity provisions. In such cases, SEI shall attempt to have any such references include the Source URL or link directly to the Source Website.

       12. JAMTV RESTRICTIONS DURING TERM. During the Initial Term and any extended Term as well, JAMtv will not provide similar services to those being provided hereunder for any direct competitor of THE SOURCE magazine, including, but not limited to, Vibe, Spin or Blaze, and/or such other publications as the parties may hereafter specify
(but excluding ROLLING STONE magazine and DOWNBEAT magazine).

       13.    PROPRIETARY RIGHTS.

              (a) RIGHTS CLEARANCES. SEI shall obtain the necessary rights clearances with respect to Source Content and/or other content that SEI and/or the SOURCE magazine put on the Source Website and shall be responsible for payment of any license fees or royalties for such rights clearances, including, without limitation, copyright or public performance (including digital performance) music license fees (through, for example, ASCAP, BMI, SESAC, or RIAA). JAMtv shall obtain the necessary rights clearances with respect to JAMtv Content and/or other content that JAMtv puts on the Source Website and shall be responsible for payment of any license fees or royalties for such rights clearances, including, without limitation, copyright or public performance (including digital performance) music license fees (through, for example, ASCAP, BMI, SESAC, or RIAA).

              (b) JAMTV CONTENT. SEI acknowledges that all right, title and interest in the JAMtv Content and other Proprietary Rights embodied therein are and shall remain in JAMtv and its licensors. SEI shall not acquire any right, title, or interest in the Proprietary Rights created or developed by JAMtv (except to the extent incorporating the Source Content or Source Trademarks) in connection with this Agreement, other than as expressly reserved herein. If any JAMtv Content or segment thereof is provided to SEI on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of JAMtv and shall be returned promptly upon JAMtv's request therefor. Except as expressly provided in this Agreement, SEI is not authorized to, shall not, and shall not authorize any access, transmission, duplication, or any other use whatsoever of any JAMtv Content, any portion thereof, or any derivative work thereof or any other programs or broadcast material which may have been transmitted or distributed by JAMtv to SEI, the Source Website or otherwise. SEI will not authorize, cause, permit, or enable any JAMtv Content or portion thereof to be recorded, stored, duplicated, rebroadcast, or otherwise transmitted or distributed or used for any purpose.

              (c) SOURCE CONTENT. JAMtv acknowledges that all right, title and interest in the Source Content and other Proprietary
       Rights embodied therein are and shall remain in SEI and its licensors. JAMtv shall not acquire any right, title, or interest in the Proprietary Rights created or developed by SEI (whether or not incorporating the JAMtv Content) in connection with this Agreement, other than as expressly granted herein. If any Source Content or segment thereof is provided to JAMtv on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of SEI and shall be returned promptly upon SEI's request therefor and upon termination of this Agreement JAMtv shall not challenge SEI's right, title or interest in the Source Content or otherwise interfere with SEI's use thereof, except as such use may be inconsistent with any exclusive rights of JAMtv granted pursuant to this Agreement or the other JAMtv/Source Agreements.

              (d) USER DATA. Each party shall be deemed a co-owner of any data collected from the Source Website, including without limitation any information provided by or concerning users of the Source Website, and neither party shall have the right to make use (including the renting, leasing, or any other third party use) of such data without the consent of the other except that SEI may use user name data (and e-mail addresses) generated from the Source Website at its expense for its own marketing, solicitation and/or subscription purposes without the consent of JAMtv

              (e) CONFIDENTIAL INFORMATION. Each party will, to the extent and in accordance with the policies used to protect its own information of similar importance, use its best efforts to refrain from and prevent the use, duplication, or disclosure of during or after the Term any Confidential Information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the limited purpose of performing obligations under this Agreement. Neither party will have an obligation of confidentiality with regard to any information insofar as the same
       (i) was known to such party prior to disclosure; (ii) is at the time of disclosure publicly available or becomes publicly available other than as a result of a breach of this Agreement; or
       (iii) is disclosed to such party by a third party not under a duty not to disclose such information. In addition, the confidentiality obligations set forth above will not apply to any Confidential Information which is disclosed pursuant to any law of the United States or any state thereof; the order of any court or governmental agency; or the rules and regulations of any governmental agency. Prior to any disclosure required by law or order of any court or government agency, the disclosing party will notify the other party of the required disclosure. If the required disclosure is to be made within ten (10) days after the disclosing party becoming aware or informed of the obligation to disclose, the disclosing party will notify the other party by the end of the next business day following the day the disclosing party became aware of its disclosure obligation. The parties agree that an impending or existing violation of any provision of this Section by one party would cause the other party irreparable injury for which it would have no adequate remedy at law, and agree that such other party will be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it. The nclusion of copyright notices on any software licensed hereunder does not constitute publication thereof.

              (f) SOURCE TRADEMARKS. JAMtv acknowledges that the Source Trademarks and SEI's other Proprietary Rights and all rights therein (with the exception of those rights expressly granted to JAMtv hereunder) and the goodwill pertaining thereto belong exclusively to SEI. JAMtv's use of the Source Trademarks and SEI's other Proprietary Rights shall inure to the benefit of SEI for all purposes, including without limitation, any trademark registration. Without limiting the generality of the foregoing, JAMtv shall not challenge the validity of SEI's ownership of any Source Trademark, Source Proprietary Rights or Source Content or any registration or application for registration thereof or contest the fact that JAMtv's rights under this Agreement are those of a licensee.

              (g) PUBLICITY. This Agreement constitutes Confidential Information. Accordingly, each party shall submit to the other all advertising, written sales promotion, press releases, and other publicity matters relating to this Agreement in which the other party's name or trademark is mentioned or language from which the connection of said name or trademark may be inferred or implied, and neither party shall publish or use such advertising, sales promotion, press releases, or publicity matters without the prior written approval of the other party, which shall not be unreasonably withheld or delayed. However, either party may include the other party's name and a mutually agreed factual description of the work performed under this Agreement in employee communications, in internal business planning documents, in its reports to stockholders, and whenever required by reason of legal, accounting, or regulatory requirements (including SEC regulations, state blue sky laws, and the rules of public stock exchanges); provided that prior to such disclosure the party whose name is mentioned has not less than ten (10) days to review and comment on such disclosure.

       14.    REGISTRATION AND PROTECTION.

              (a) COPYRIGHT REGISTRATION. Except as otherwise expressly authorized by SEI, all registrations and applications for registration of copyright in the Source Content shall be in the name of SEI. JAMtv, when requested by SEI, shall assist and cooperate with SEI in connection with any such filings at SEI's expense.

              (b) ACTIONS AFFECTING VALIDITY. Neither JAMtv nor SEI shall take any action, fail to take any action, or fail to use its best efforts to prevent any action to be taken by others, which would in any respect affect the validity or enforcement of the SEI Licenses or the rights in the Source Content granted to JAMtv herein.

              (c) COPYRIGHT NOTICE. JAMtv shall place notices of copyright in a manner consistent with SEI's placement thereof on the Source Content which is published by JAMtv.

              (d) TRADEMARK REGISTRATION. SEI shall be responsible for the prosecution and maintenance of trademark registrations of the Source Trademarks at SEI's sole election and in its sole discretion. JAMtv shall cooperate with SEI, at SEI's expense, and shall execute any documents required by SEI and supply SEI with a reasonable number of specimens to assist SEI, in the registration, enforcement, or maintenance of any Source Trademark or recordal of JAMtv as a registered user or licensee.

              (e) THIRD PARTY INFRINGEMENT OF SOURCE TRADEMARKS OR SOURCE CONTENT. If either party discovers any infringement or misappropriation of (i) any of the Source Trademarks in connection with the Source Website or similar products or services, or (ii) any of the Source Content, then the party with knowledge of such infringement or misappropriation shall promptly notify the other party thereof. SEI shall take such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or misappropriation by a third party of any portion of the Source Content or the Source Trademarks. JAMtv shall not undertake any action in response to any infringement or misappropriation of the Source Content or the Source Proprietary Rights without the prior written consent of SEI. SEI shall promptly notify JAMtv whether SEI wishes to prosecute or settle any action with respect thereto. JAMtv agrees to cooperate with and assist SEI in taking whatever action (including consenting to being named as a party to any suit or other proceeding) which SEI determines to be reasonably necessary or desirable.

            (f) THIRD PARTY CLAIMS WITH RESPECT TO SOURCE TRADEMARKS OR SOURCE CONTENT. If any claim is asserted against either party hereto alleging that any of the Source Content or Source
       Trademarks infringes, misappropriates, or otherwise violates a third party's rights, then the party with knowledge of such claim shall promptly notify the other party. If such a claim is asserted against JAMtv, SEI shall promptly notify JAMtv whether
       SEI wishes to conduct a defense or settlement of any such claim on behalf of JAMtv. Should SEI elect to conduct such a defense or settlement, SEI shall be permitted to control fully the defense and any settlement of such claim. JAMtv shall afford SEI every reasonable assistance in regard to SEI's defense of any such claim and JAMtv may appear in any such action.

            (g) THIRD PARTY INFRINGEMENT OF JAMTV TRADEMARKS OR JAMTV CONTENT. If either party discovers any infringement or misappropriation of (i) any of the JAMtv Trademarks in connection with the Source Website or similar products or services, or (ii) any of the JAMtv Content, then the party with knowledge of such infringement or misappropriation shall promptly notify the other party thereof. JAMtv shall take such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or misappropriation by a third party of any portion of the JAMtv Content or the JAMtv Trademarks. SEI shall not undertake any action in response to any infringement or misappropriation of the JAMtv Content or the JAMtv Proprietary Rights without the prior written consent of JAMtv. JAMtv shall promptly notify SEI whether JAMtv wishes to prosecute or settle any action with respect thereto. SEI agrees to cooperate with and assist JAMtv in taking whatever action (including consenting to being named as a party to any suit or other proceeding) which JAMtv determines to be reasonably necessary or desirable.

              (h) THIRD PARTY CLAIMS WITH RESPECT TO JAMTV TRADEMARKS OR JAMTV CONTENT OR JAMTV USE OF PATENTS AND TECHNOLOGY. If any claim is asserted against either party hereto alleging that any of the JAMtv Content or JAMtv Trademarks or JAMtv's use of any technology or patents infringes, misappropriates, or otherwise violates a third party's rights, then the party with knowledge of such claim shall promptly notify the other party. If such a claim is asserted against SEI, JAMtv shall promptly notify SEI whether JAMtv wishes to conduct a defense or settlement of any such claim on behalf of SEI. Should JAMtv elect to conduct such a defense or settlement, JAMtv shall be permitted to control fully the defense and any settlement of such claim. SEI shall afford JAMtv every reasonable assistance in regard to JAMtv's defense of any such claim and SEI may appear in any such action.

       15.    REPRESENTATIONS AND WARRANTIES OF SEI.

              (a) CORPORATE EXISTENCE AND STANDING. SEI is duly organized and existing in good standing under the laws of the state or Delaware and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other JAMtv/Source Agreements to which it is a party.

              (b) AUTHORIZATION AND VALIDITY. The execution and delivery of this Agreement and the other JAMtv/Source Agreements by SEI have been duly authorized by proper corporate proceedings, and this Agreement and the other JAMtv/Source Agreements, upon their execution and delivery, will constitute legal, valid and binding obligations of SEI, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

              (c) NO CONFLICT; APPROVALS. The execution, delivery and performance of this Agreement and the other JAMtv/Source Agreements by SEI, the consummation by SEI of the transactions contemplated therein, and compliance by SEI with the provisions thereof (including, without limitation, its exclusivity obligations hereunder), will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on SEI or its articles of incorporation or its bylaws or the provisions of any instrument or agreement to which SEI is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement and the other JAMtv/Source Agreements, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by SEI, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

              (d) INTELLECTUAL PROPERTY. SEI represents and warrants that (i) it has the full power and authority to grant the SEI Licenses (as limited by the Third Party Restrictions) and the other rights granted hereunder, (ii) it is not aware of and has not received any oral or written notice of any claims adverse to SEI's rights in the Source Content or Source Trademarks, or that the Source Content or Source Trademarks infringe upon the proprietary rights of any third party, (iii) it has not granted to any other party any rights to use the Source Content or the Source Trademarks in connection with the Interactive Network, (iv) subject to the Third Party Restrictions, the exercise of the rights granted JAMtv hereunder will not now or hereafter in any manner constitute an infringement or other violation of any trademark, trade name, service mark, copyright, trade secret, patent, or other intellectual property or proprietary rights of any person, or the publicity, publication, display, attribution, integrity, approval, performance, moral, or privacy rights of any person or entity, and (v) the Source Content is not in SEI's reasonable opinion determined in good faith defamatory and does not violate any constitutionally valid laws relating to indecency, obscenity, or pornography.

       16.    REPRESENTATIONS AND WARRANTIES OF JAMTV.

              (a) CORPORATE EXISTENCE AND STANDING. JAMtv is duly organized and existing in good standing under the laws of the state or Delaware and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other JAMtv/Source Agreements to which it is a party.

              (b) AUTHORIZATION AND VALIDITY. The execution and delivery of this Agreement and the other JAMtv/Source Agreements by JAMtv have been duly authorized by proper corporate proceedings, and this Agreement and the other JAMtv/Source Agreements, upon their execution and delivery, will constitute legal, valid and binding obligations of JAMtv, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

              (c) NO CONFLICT; APPROVALS. The execution, delivery and performance of this Agreement and the other JAMtv/Source Agreements by JAMtv, the consummation by JAMtv of the transactions contemplated therein, and compliance by JAMtv with the provisions thereof, will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on JAMtv or its articles of incorporation or its by-laws or the provisions of any instrument or agreement to which JAMtv is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement and the other JAMtv/Source Agreements, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by JAMtv, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

       (d) INTELLECTUAL PROPERTY. JAMtv represents and warrants that (i) it is not aware of and has not received any oral or written notice of any claims adverse to JAMtv's rights in the JAMtv Content or JAMtv Trademarks or the use by JAMtv of technology or patents, or that the JAMtv Content or JAMtv Trademarks or the use by JAMtv of technology or patents infringe upon the proprietary rights of any third party, and (ii) the JAMtv Content is not in JAMtv's reasonable opinion determined in good faith defamatory and does not violate any constitutionally valid laws relating to indecency, obscenity, or pornography.

       17. CONDITIONS PRECEDENT. The obligations of JAMtv and SEI hereunder shall be subject to the satisfaction of the following conditions precedent.

              (a)    JAMTV.  JAMtv shall have executed and delivered to
       SEI:  (i) this Agreement and (ii) the Warrant; and

              (b) SEI. SEI shall have executed and delivered this Agreement to JAMtv.

       18.    TERM.

              (a) INITIAL TERM. The Initial Term of this Agreement shall be two (2) years which shall commence on the earlier to occur of the Launch Date or January 1, 1999 and continue until December 31, 2000, unless earlier terminated as provided in
       Section 20.

              (b) MANDATORY RENEWAL TERM. If a Trigger Event occurs during the Initial Term, this Agreement shall continue for a Mandatory Renewal Term of three (3) years which shall commence on January 1, 2001 and continue until December 31, 2003, unless earlier terminated as provided in Section 20.

              (c) OPTIONAL RENEWAL TERM(S). If a Trigger Event does not occur during the Initial Term, this Agreement may thereafter continue for Optional Renewal Term(s) upon the mutual agreement of the parties hereto. Six months prior to the expiration of the Initial Term, JAMtv and SEI shall begin to negotiate in good faith in order to determine whether to enter into an Optional Renewal Term of three (3) years (subject to the possibility of a Trigger Event occurring during such negotiations and a corresponding Mandatory Renewal Term).

       19. DEFAULT. A Default shall mean the occurrence of any of the following:

              (a) JAMTV. JAMtv fails to pay any License Fee or payment obligation under Section 9 required to be paid to SEI hereunder within ten (10) days after the date such fee or payment became due hereunder. JAMtv breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 60 days after receiving written notice thereof from SEI.


              (b) SEI. SEI fails to provide any or all of the Source Content in a timely fashion and in the form and manner specified herein or breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 60 days after receiving written notice thereof from JAMtv.

       20.    EFFECT OF DEFAULT.

              (a) TERMINATION BY JAMTV. JAMtv may terminate this Agreement if a Default by SEI occurs, which termination shall be effective immediately upon written notice to SEI from JAMtv. If this Agreement is terminated by JAMtv for such Default, JAMtv shall have no further obligation to pay the License Fees or or any payments due on Net Revenues other than Net Revenues which accrued prior to the termination.

              (b) TERMINATION BY SEI. SEI may terminate this Agreement if a Default by JAMtv occurs, which termination shall be effective immediately upon written notice to JAMtv from SEI. If this Agreement is terminated by SEI for such Default, JAMtv shall thereafter have no further obligation to pay the License Fees or any payments due on Net Revenues except those which accrued prior to termination.

              (c) EFFECT OF TERMINATION. Upon termination of this Agreement, the SEI Licenses shall terminate and JAMtv shall no longer be entitled to receive from SEI any additional Source Content and shall no longer use any Source Proprietary Rights or Source Trademarks or Source Content; provided, however, that JAMtv shall thereafter be permitted to use, in connection with the Interactive Network, Archival Source Content which has been incorporated into the Artists' Archives section of the JAMtv-Tunes Music Hub. If the SEI License is not renewed, then JAMtv shall cooperate with SEI and shall promptly transfer a complete copy of all of the pages of the Source Website to an ISP or other provider designated by SEI within a reasonable time after the expiration of the SEI License.

              (d) TERMINATION NOT EXCLUSIVE REMEDY. Termination of this Agreement by either party hereunder shall not preclude any other rights or remedies to which such party may be entitled.

       21. FORCE MAJEURE. Neither party will have any liability hereunder if performance by such party shall be prevented, interfered with or omitted because of labor dispute, failure of facilities, act of God, natural disaster, laws, government or court action, or any other cause beyond the control of the party so failing to perform hereunder.

       22.    LIMITATION OF LIABILITY; INDEMNIFICATION.

              (a) LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN INCLUDING PURSUANT TO SECTIONS 8 AND 9, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES AND (B) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR DIRECT DAMAGES IN EXCESS OF THE AGGREGATE PAYMENTS MADE BY THE PARTIES UNDER THIS AGREEMENT. NO OFFICER, DIRECTOR, MANAGER, MEMBER, OR EMPLOYEE OF

       EITHER PARTY SHALL HAVE ANY PERSONAL LIABILITY UNDER THIS AGREEMENT
       AND THE OTHER PARTY HEREBY HOLDS SUCH PERSONS HARMLESS FOR ANY LIABILITY HEREUNDER.

              (b) LIMITATION OF WARRANTIES. JAMTV WILL MAKE THE JAMTV CONTENT, THE JAMTV HOSTING SERVICES, AND OTHER SERVICES AVAILABLE IN ACCORDANCE WITH THE TERMS HEREOF ON A COMMERCIALLY REASONABLE BASIS, AND DOES NOT WARRANT OR GUARANTY THAT THE AVAILABILITY THEREOF WILL BE FREE FROM ERRORS IN COMMUNICATIONS OR TRANSMISSION EXCEPT THOSE ERRORS RESULTING FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, JAMTV EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE. JAMTV DOES NOT ENDORSE, WARRANT, OR GUARANTEE ANY PRODUCT OR SERVICE OFFERED THROUGH JAMTV AND WILL NOT BE A PARTY TO OR IN ANY WAY MONITOR ANY TRANSACTION BETWEEN ANY PERSON AND ANY THIRD PARTY PROVIDERS OF PRODUCTS OR SERVICES.

              (c)    INDEMNIFICATION.

                     (1) JAMtv will indemnify SEI, its officers, directors, managers, employees, agents, and telecommunications providers against all claims (including defamation), damages, losses, costs and expenses (including attorneys' fees) which SEI may incur as a result of JAMtv's breach of any representation, warranty, or covenant contained in this Agreement or by reason of JAMtv's gross negligence or willful misconduct or based on or resulting from allegedly defamatory, indecent, obscene or pornographic JAMtv Content. This paragraph shall not be in limitation of any other indemnification obligations of the parties set forth in the other JAMtv/Source Agreements.

                     (2) SEI will indemnify JAMtv, its officers, directors, managers, employees, agents, and telecommunications providers against all claims, damages, losses, costs and expenses (including attorneys' fees) which JAMtv may incur as a result of SEI's breach of any representation, warranty, or covenant contained in this Agreement or by reason of SEI's gross negligence or willful misconduct, or based on or resulting from allegedly defamatory, indecent, obscene or pornographic Source Content. This paragraph shall not be in limitation of any other indemnification obligations of the parties set forth in the other JAMtv/Source Agreements.

       23.    MISCELLANEOUS.

              (a) GOVERNING LAW. Any question as to the validity, construction or performance of this Agreement shall be construed in accordance with and subject to the substantive laws (as opposed to the conflicts of laws provisions) of the State of New York and, where applicable, the laws of the United States.

              (b) JURISDICTION. JAMtv and SEI agree that all claims, disputes, or controversies between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, whether arising at law or equity in contract, tort, equity, or otherwise, if pursued in court shall be resolved only by state or federal courts located in New York County, New York, but each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of New York County, New York. Each party hereto waives in all disputes any objection that it may have to the location of the court considering the dispute.

              (c) UNFORESEEN CIRCUMSTANCES. Due to the rate of change in Internet businesses and the high degree of uncertainty as to the competitive environment, the parties agree to use their reasonable good faith efforts in the event of unforeseen circumstances or other material external changes which may require further discussions and negotiations leading to amendments to this Agreement, if any, to be mutually agreed upon between the parties.

              (d) DISPUTE RESOLUTION. All claims, dispute and controversies of every kind and nature arising out of or in connection with this Agreement shall be resolved by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association. The determination of the arbitrator(s) shall be accompanied by a written opinion and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, if interim judicial relief is necessary prior to rendition of any arbitral award in order to avoid irreparable injury to either party, then such party may seek interim measures of protection, including without limitation orders of injunction, specific performance or other equitable relief, from any court of competent jurisdiction, provided that the foregoing shall not be deemed to preclude the arbitrators from awarding similar or other interim relief or entering interim arbitration awards. Each party shall bear its own arbitration costs and expenses, unless the arbitrators, in consideration of fairness to the parties, determine otherwise.

              (e) ENTIRE AGREEMENT. This Agreement, together with the other JAMtv/Source Agreements, contain the entire understanding between JAMtv and

       SEI with respect to its subject matter, supersedes all previous oral or written agreements or understandings between them with respect thereto, and shall not be modified except by a writing signed by all parties hereto.

              (f) NO WAIVER. No waiver by either party or any breach of this Agreement by the other shall be deemed to be a waiver of any preceding, or subsequent breach thereof. Any waiver must be in writing executed by the waiving party.

              (g) PARTIAL INVALIDITY. If any portion of the Agreement shall be held to be illegal, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein. Additionally, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar to such former provision as shall be legal, valid and enforceable.

              (h) NOTICES. Except as otherwise expressly provided herein, all notices and other communications required or desired to be served, given, or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified (together with a copy to the respective party designated on the signature page hereto) at the respective addresses set forth on the signature page hereto or, as to each party, at such other address as designated by such party in a written notice to the other party. Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by telecopy. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of ten (10) days after its deposit in the United States mail and notice sent as provided in clause (iv) above shall be effective upon transmission. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

              (i) SECTION HEADINGS. Section and Paragraph headings used herein are for informational purposes only and shall not define nor limit the provisions of this Agreement.

              (j) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of SEI and its successors and assignees permitted hereunder and JAMtv and its successors and assignees permitted hereunder. SEI shall not assign this Agreement, except (i) in a sale of substantially all of the assets or equity shares of SEI, to, or through a merger or dissolution of SEI into, another entity which agrees in writing to be bound by this Agreement or (ii) to a greater than fifty percent (50%) owned affiliate of SEI which acquires rights in the Source Content and Source Trademarks consistent with the grant of the SEI Licenses hereunder and agrees in writing to be bound by this Agreement. JAMtv shall not assign this Agreement, except (i) in a sale of substantially all of the assets or equity shares of JAMtv to, or through a merger or dissolution of JAMtv into, another entity which agrees in writing to be bound by this Agreement or (ii) to a greater than fifty percent (50%) owned affiliate of JAMtv which agrees in writing to be bound by this Agreement.

              (k) INDEPENDENT CONTRACTORS. Each party agrees it is and will be an independent contractor as to the other party and not an agent, employee, partner or joint venturer of or with the other party. Without limiting the foregoing, neither party nor any officer or employee of such will have any right to bind the other party, to make any representations or warranties on behalf of the other, to accept service of process, to receive notice, or to perform any act or thing on behalf of the other party other than as expressly authorized by such other party in its sole discretion. JAMtv shall not be obligated to pay any fees or other compensation to SEI in connection with the transactions contemplated by this Agreement other than as expressly contemplated by Section 8 and Section 9.

              (l) INSPECTION/AUDIT RIGHTS. JAMtv will maintain complete and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, SEI will have the right, at its expense, to direct an independent certified public accounting firm to conduct a reasonable and necessary inspection and/or audit of such portions of the books and records of JAMtv which are relevant to JAMtv's performance and/or obligations pursuant to this Agreement which inspection and/or audit shall be conducted during normal business hours on reasonable notice. For this purpose, ten (10) business days prior written notice shall be deemed reasonable. JAMtv agrees to reimburse SEI for the reasonable costs of the inspection and/or audit if the inspection discloses an underpayment of five percent (5%) or more.

                         [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

    [SIGNATURE PAGE TO AFFILIATION AGREEMENT BETWEEN JAMTV CORPORATION AND SOURCE ENTERPRISES, INC.]

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Affiliation Agreement as of the day and year first above written.


SOURCE ENTERPRISES, INC.


By: /s/ David Mays
    -----------------------------
       David Mays,
       President


                                          with a copy to:
215 Park Avenue South                     Schekter, Rishty, Goldstein &
11th floor                                Blumenthal
New York, NY 10003                        1500 Broadway
Attn.:  David Mays                        New York, NY 10036
Facsimile:  (212) 253-9344                Attn.: Neil Goldstein
                                          Facsimile: (212) 944-7372


JAMTV CORPORATION


By: /s/ Howard A. Tullman
   ------------------------------
       Howard A. Tullman,
       Chief Executive Officer


                                                 with a copy to:
       640 N. LaSalle Street                     Freeborn & Peters
       Suite 560                                 311 South Wacker Drive
       Chicago, IL  60610                        Suite 3000
       Attn.: Howard A. Tullman                  Attn.:  Richard R. Dennerline
       Facsimile:  (312) 642-0616                Facsimile:  (312) 360-6575

                                      SCHEDULE 1
                                   LAUNCH SCHEDULE
                ---------------------------------------------------


              All of the Launch Schedule Requirements have been met and satisfied as of the date of execution of this Agreement.

                                      SCHEDULE 2
                                    SOURCE CONTENT
                ---------------------------------------------------


       Feature articles, graphics and other content from various sections of THE SOURCE magazine;

       Reviews, columns, cover art, logos, artwork, illustrations, photos, print and audio interviews, excerpts, charts, etc. from THE SOURCE magazine and archives;

       Other select archival material, compilations, special inserts, sections, etc.;

       All material prepared specifically for electronic distribution for The Source website;

       Access to all DVDs, CDs, videos, tapes, cassettes, etc. supplied to The Source by any artists, labels, promotions, etc. for the purpose of website/Internet promotion, marketing, advertising, etc, which (subject to consents of holders of intellectual property rights) may be used by JAMTV to create clips and other multimedia assets for digital inclusion in The Source website; and

       Such other selected music-related material of whatever nature which The Source obtains, creates, licenses, or otherwise has the right to use, publish and distribute on the Internet and through its website.

       Exclusive feature stories prepared on a regular basis solely for the Source Website by THE SOURCE magazine staff, with substantial multimedia components.

       The contents of and information contained in concert reviews, record reviews, artists' questions and answers, artists' picks, college reports, and any charts, polls (such as readers' and critics' polls) or compilations contained in THE SOURCE magazine along with exclusive record reviews and charts prepared and developed by THE SOURCE magazine staff, solely for the Source Website;

       All available photography, audio assets, video assets, art, interviews, transcripts, digital material, images, illustrations, animations, books, etc. in the possession and control of SEI and/or THE SOURCE magazine which may be used to create new and/or supplementary or repurposed audio/visual and multimedia material for the Source Website;

       All available illustrations, photographs, and artwork contained in THE SOURCE magazine, which is in the possession and control of SEI and which may be used to create new and/or supplementary multimedia material for the Source Website.

                                      SCHEDULE 3
                                  SOURCE TRADEMARKS
                ----------------------------------------------------

SOURCE TRADEMARKS

THE FOLLOWING TRADEMARKS AND SERVICE MARKS AND ALL TRADEMARKS AND SERVICE MARKS CONTAINING OR DERIVED FROM THE FOLLOWING MARKS:

       THE SOURCE
       THESOURCE.COM

ALL REGISTRATIONS AND APPLICATIONS FOR REGISTRATION OF THE FOREGOING TRADEMARKS AND SERVICE MARKS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

REGISTRATIONS WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE:


                                 REGISTRATION                 REGISTRATION
              TRADEMARK            NUMBER                          DATE
              ----------         ------------                 ---------------
              THE SOURCE           1,954,494                   February 6, 1996

                                      SCHEDULE 4
                               OTHER PERMITTED MEANS OF
                             DISTRIBUTION OR TRANSMISSION
                    --------------------------------------------

1. interactive proprietary systems (including broadly distributed computer-based networks) such as AOL, Compuserve, MSN, Earthlink, Mindspring, Walled Garden, etc.;

2. interactive cable or broadband networks such as WEBTV, @Home, etc. when used as a means of distribution to and for the advanced set-top box (e.g. ST5000) and expressly excluding traditional non-interactive programs such as those currently distributed on broadcast TV, analog cable networks like HBO, etc.;

3. interactive satellite networks such as Direct TV and/or Direct PC and expressly excluding traditional non-interactive programs such as those currently distributed on broadcast TV, analog cable networks like HBO, etc.;

4. "Connected" CDs or DVDs which are Internet dependent to the extent Internet dependent; and

5. wireless interactive networks and expressly excluding traditional non-interactive programs such as those currently distributed on broadcast TV, analog cable networks like HBO, etc.